CREDIT AND SECURITY AGREEMENT
                            BY AND BETWEEN
                      FLEISCHLI OIL COMPANY, INC.
                                AND
                      NORWEST BUSINESS CREDIT, INC.
                      Dated as of: August 13, 1997

                         TABLE OF CONTENTS
ARTICLE I  DEFINITIONS
Section 1.1 Definitions
Section 1.2 Cross References

ARTICLE II  AMOUNT AND TERMS OF THE CREDIT FACILITY
Section 2.1 Revolving Advances
Section 2.2 Interest; Minimum Interest Charge; Default Interest;
            Participations; Usury
Section 2.3 Fees
Section 2.4 Computation of Interest and Fees; When Interest Due and Payable
Section 2.5 Capital Adequacy
Section 2.6 Voluntary Prepayment; Reduction of the Maximum Line; Termination
            of the Credit Facility by the Borrower
Section 2.7 Termination, Line Reduction and Prepayment Fees; Waiver of
            Termination, Prepayment and Line Reduction Fees.
Section 2.8 Mandatory Prepayment
Section 2.9 Payment
Section 2.10 Payment on Non-Banking Days
Section 2.11 Use of Proceeds
Section 2.12 Liability Records

ARTICLE III SECURITY INTEREST; OCCUPANCY; SETOFF
Section 3.1 Grant of Security Interest
Section 3.2 Notification of Account Debtors and Other Obligors
Section 3.3 Assignment of Insurance
Section 3.4 Occupancy
Section 3.5 License
Section 3.6 Financing Statement
Section 3.7 Setoff

ARTICLE IV  CONDITIONS OF LENDING
Section 4.1 Conditions Precedent to the Initial Revolving Advance
Section 4.2 Conditions Precedent to All Advances

ARTICLE V  REPRESENTATIONS AND WARRANTIES
Section 5.1 Corporate Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Tax Identification Number
Section 5.2  Authorization of Borrowing; No Conflict as to Law or Agreements
Section 5.3  Legal Agreements
Section 5.4  Subsidiaries
Section 5.5  Financial Condition; No Adverse Change
Section 5.6  Litigation
Section 5.7  Regulation U
Section 5.8  Taxes
Section 5.9  Titles and Liens
Section 5.10 Plans
Section 5.11 Default
Section 5.12 Environmental Matters
Section 5.13 Submissions to Lender
Section 5.14 Financing Statements
Section 5.15 Rights to Payment
Section 5.16 Financial Solvency

ARTICLE VI   BORROWER'S AFFIRMATIVE COVENANTS
Section 6.1  Reporting Requirements
Section 6.2  Books and Records; Inspection and Examination
Section 6.3  Account Verification
Section 6.4  Compliance with Laws
Section 6.5  Payment of Taxes and Other Claims
Section 6.6  Maintenance of Properties
Section 6.7  Insurance
Section 6.8  Preservation of Existence
Section 6.9  Delivery of Instruments, etc
Section 6.10 Lockbox
Section 6.11 Collateral Account
Section 6.12 Performance by the Lender
Section 6.13 Minimum Book Net Worth
Section 6.14 Minimum Net Income
Section 6.15 New Covenants

ARTICLE VII  NEGATIVE COVENANTS
Section 7.1  Liens
Section 7.2  Indebtedness
Section 7.3  Guaranties
Section 7.4  Investments and Subsidiaries
Section 7.5  Dividends
Section 7.7  Consolidation and Merger; Asset Acquisitions
Section 7.8  Sale and Leaseback
Section 7.9  Restrictions on Nature of Business
Section 7.10 Capital Expenditures
Section 7.11 Accounting
Section 7.12 Discounts, etc
Section 7.13 Defined Benefit Pension Plans
Section 7.14 Other Defaults
Section 7.15 Place of Business; Name
Section 7.16 Organizational Documents
Section 7.17 Salaries
Section 7.18 Change in Ownership

ARTICLE VIII EVENTS OF DEFAULT, RIGHTS AND REMEDIES
Section 8.1  Events of Default
Section 8.2  Rights and Remedies
Section 8.3  Certain Notices

ARTICLE IX   MISCELLANEOUS
Section 9.1  No Waiver; Cumulative Remedies
Section 9.2  Amendments, Etc
Section 9.3  Addresses for Notices, Etc
Section 9.4  Further Documents
Section 9.5  Collateral
Section 9.6  Costs and Expenses
Section 9.7  Indemnity
Section 9.8  Participants
Section 9.9  Execution in Counterparts
Section 9.10 Binding Effect; Assignment; Complete Agreement; Exchanging
             Information
Section 9.11 Severability of Provisions
Section 9.12 Headings
Section 9.13 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial

                        CREDIT AND SECURITY AGREEMENT

                         Dated as of August 13, 1997

     FLEISCHLI OIL COMPANY, INC., a Wyoming corporation (the "Borrower"), and NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), hereby agree as follows:
                                  ARTICLE I
                                 Definitions

     Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

     "Accounts" means all of the Borrower's accounts, as such term is defined in the UCC, including without limitation the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale or lease of goods or rendition of services by the Borrower on an open account or deferred payment basis.

     "Advance" means a Revolving Advance.

     "Affiliate" or "Affiliates" means Meteor Industries, Inc., Hillger Oil Company, Graves Oil & Butane Co., Inc., and any other Person controlled by, controlling or under common control with the Borrower, including (without limitation) any Subsidiary of the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Credit and Security Agreement, as amended, supplemented or restated from time to time.

     "Banking Day" means a day other than a Saturday, Sunday or other day on which banks are generally not open for business in Minneapolis, Minnesota. "Base Rate" means the rate of interest publicly announced from time to time by Norwest Bank Minnesota, National Association as its "base rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

     "Book Net Worth" means the aggregate of the common and preferred stockholders' equity in the Borrower, determined in accordance with GAAP.

     "Borrowing Base" means, at any time and subject to change from time to time in the Lender's sole discretion, the lesser of:

     (a)  (i) the Maximum Line; or
     (b) (i) the sum of (A) 80% of Eligible Accounts that do not constitute Eligible GASCARD Accounts, plus (B) 75% of Eligible GASCARD Accounts, plus (C) the lesser of (1) 50% of Eligible Inventory or (2) $1,500,000; less (ii) the sum of (A) the Fuel Tax Reserve plus (B) the GASCARD Fee Reserve.

     "Capital Expenditures" for a period means any expenditure of money for the lease, purchase or other acquisition of any capital asset, or for the lease of any other asset whether payable currently or in the future.

     "Collateral" means all of the Borrower's Equipment, General Intangibles, Inventory, Receivables, all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) proceeds of any and all of the foregoing; (iii) in the case of all tangible Collateral, all accessions; (iv) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such Collateral; and (v) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such Collateral.

     "Collateral Account" has the meaning given in the Collateral Account Agreement.

     "Collateral Account Agreement" means the Collateral Account Agreement of even date herewith by and among the Borrower, Norwest Bank Colorado, National Association and the Lender.

     "Commitment" means the Lender's commitment to make Advances to or for the Borrower's account pursuant to Article II.

     "Credit Facility" means the credit facility being made available to the Borrower by the Lender pursuant to Article II.

     "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

     "Default Period" means any period of time beginning on the first day of any month during which a Default or Event of Default has occurred and ending on the date the Lender notifies the Borrower in writing that such Default or Event of Default has been cured or waived.

     "Default Rate" means an annual rate equal to two percent (2%) over the Floating Rate, which rate shall change when and as the Floating Rate changes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Eligible Accounts" means all unpaid Accounts, net of any credits, except the following shall not in any event be deemed Eligible Accounts:

     (i) That portion of Accounts unpaid 90 days or more after the invoice date;

     (ii) That portion of Accounts that is disputed or subject to a claim of offset or a contra account;

     (iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer;

     (iv) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

     (v) Accounts owed by an account debtor located outside the United States and Canada which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender's possession and acceptable to the Lender in all respects, in its sole discretion, or (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;

     (vi) Accounts owed by an account debtor that is insolvent, that is the subject of bankruptcy proceedings or that has gone out of business;

     (vii) Accounts owed by a shareholder, Subsidiary, Affiliate, officer or employee of the Borrower;

     (viii) Accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any lien, security interest or claim in favor of any Person other than the Lender including without limitation any payment or performance bond;

     (ix) That portion of Accounts that has been restructured, extended, amended or modified;

     (x) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

     (xi) That portion of Accounts that are on a cash or COD basis;

     (xii) Accounts owed by an account debtor, regardless of whether otherwise eligible, if 10% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (ix) above;

     (xiii) Accounts owed by an account debtor, regardless of whether otherwise eligible, to the extent the amount due under Accounts from such debtor is greater than 15% of the Borrower's total Accounts (provided, however, that this clause (xiii) shall not apply to Accounts owed by Barrick Gold Corporation, Barrick Goldstrike Mines, Inc., or Barrick Bullfrog, Inc.); and

     (xiv) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its sole discretion.

     "Eligible GASCARD Accounts" means Eligible Accounts that are owed to the Borrower as a result of a purchase of fuel through the GASCARD System, which system is operated by GASCARD, Inc., a Delaware corporation, or any successor thereto.

     "Eligible Inventory" means all Inventory of the Borrower consisting of canned and bulk motor oil and oil additives, grease, gear oil, hydraulic oil, antifreeze, transmission fluid, white oil, methanol, filters, solvents, kerosene, and fuel hardware, at the lower of cost or market value as determined in accordance with GAAP; provided, however, that the following shall not in any event be deemed Eligible Inventory:

     (i) Inventory that is: in-transit; located at any warehouse, job site or other premises not approved by the Lender in writing; located outside of the states, or localities, as applicable, in which the Lender has filed financing statements to perfect a first priority security interest in such Inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from or to any Person or subject to any bailment;

     (ii) Inventory that is damaged, obsolete, slow moving or not currently saleable in the normal course of the Borrower's operations;

     (iii) Inventory that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

     (iv) Inventory that is subject to a security interest in favor of any Person other than the Lender;

     (v) Inventory that is at a location other than one listed on Exhibit D hereto; and

     (vi) Inventory otherwise deemed ineligible by the Lender in its sole discretion.

     "Environmental Laws" has the meaning specified in Section 5.12.

     "Equipment" means all of the Borrower's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower.

     "Event of Default" has the meaning specified in Section 8.1.

     "Floating Rate" means an annual rate equal to the sum of the Base Rate plus one and one-half percent (1.5%), which annual rate shall change when and as the Base Rate changes.

     "Fuel Tax Reserve" initially means $60,000, which amount may be modified by the Lender in its sole discretion.

     "Funding Date" has the meaning given in Section 2.1.

     "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.5.

     "GASCARD Fee Reserve" initially means $20,000, which amount may be modified by the Lender in its sole discretion.

     "General Intangibles" means all of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name, and the goodwill of the Borrower's business.

     "Guarantors" means the Individual Guarantor and the Organizational
Guarantor.

     "Hazardous Substance" has the meaning given in Section 5.12.

     "Individual Guarantor" means Edward J. Names.

     "Inventory" means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

     "Loan Documents" means this Agreement, the Note and the Security
Documents.

     "Lockbox" has the meaning given in the Lockbox Agreement.

     "Lockbox Agreement" means the Lockbox Agreement by and among the Borrower, Norwest Bank Colorado, National Association, and the Lender, of even date herewith.

     "Maturity Date" means June 30, 2000.

     "Maximum Line" means $5,000,000, unless said amount is reduced pursuant to Section 2.6, in which event it means the amount to which said amount is reduced.

     "Minimum Interest Charge" has the meaning given in Section 2.2(b).

     "Net Income" means fiscal year-to-date after-tax net income, decreased by the sum of any extraordinary, non-operating or non-cash income recorded by the Borrower and increased by any extraordinary, non-cash or non-operating expense or loss recorded by the Borrower, as determined in accordance with GAAP.

     "Note" means the Revolving Note.

     "Obligations" means the Note and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, all indebtedness of the Borrower arising under this Agreement, the Note or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.

     "Organizational Guarantor" means Meteor Industries, Inc.

     "Permitted Lien" has the meaning given in Section 7.1.

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" means an employee benefit plan or other plan maintained for the Borrower's employees and covered by Title IV of ERISA.

     "Premises" means all premises where the Borrower conducts its business and has any rights of possession, including (without limitation) the premises legally described in Exhibit C attached hereto.

     "Receivables" means each and every right of the Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrower or by some other person who subsequently transfers such person's interest to the Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

     "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

     "Revolving Advance" has the meaning given in Section 2.1.

     "Revolving Note" means the Borrower's revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

     "Security Documents" means this Agreement, the Collateral Account Agreement, the Lockbox Agreement, and any other document delivered to the Lender from time to time to secure the Obligations, as the same may hereafter be amended, supplemented or restated from time to time.

     "Security Interest" has the meaning given in Section 3.1.

     "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

     "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to
Section 8.2.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 9.13 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

     Section 1.2 Cross References. All references in this Agreement to Articles, Sections and subsections, shall be to Articles, Sections and subsections of this Agreement unless otherwise explicitly specified.

                                 ARTICLE II
                  Amount and Terms of the Credit Facility

     Section 2.1 Revolving Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to the Borrower from time to time from the date all of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to the Termination Date, on the terms and subject to the conditions herein set forth (the "Revolving Advances"). The Lender shall have no obligation to make a Revolving Advance if, after giving effect to such requested Revolving Advance, the sum of the outstanding and unpaid Revolving Advances would exceed the Borrowing Base. The Borrower's obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral as provided in Article III. Within the limits set forth in this Section 2.1, the Borrower may borrow, prepay pursuant to Section 2.6 and reborrow. The Borrower agrees to comply with the following procedures in requesting Revolving Advances under this Section 2.1:

     (a) The Borrower shall make each request for a Revolving Advance to the Lender before 11:00 a.m. (Denver time) of the day of the requested Revolving Advance. Requests may be made in writing or by telephone, specifying the date of the requested Revolving Advance and the amount thereof. Each request shall be by (i) any officer of the Borrower; or (ii) any person designated as the Borrower's agent by any officer of the Borrower in a writing delivered to the Lender; or (iii) any person whom the Lender reasonably believes to be an officer of the Borrower or such a designated agent.

     (b) Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested Revolving Advance by crediting the same to the Borrower's demand deposit account maintained with Norwest Bank Wyoming, N.A. unless the Lender and the Borrower shall agree in writing to another manner of disbursement. Upon the Lender's request, the Borrower shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrower shall repay all Advances even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

     Section 2.2 Interest; Minimum Interest Charge; Default Interest; Participations; Usury. Interest accruing on the Note shall be due and payable in arrears on the first day of each month.

     (a) Revolving Note. Except as set forth in Sections 2.2(c) and 2.2(e), the outstanding principal balance of the Revolving Note shall bear interest at the Floating Rate.

     (b) Minimum Interest Charge. Notwithstanding the interest payable pursuant to Section 2.2(a), each calendar quarter the Borrower shall pay to the Lender interest according to the table below of not less than the amount set forth opposite such quarter (the "Minimum Interest Charge") during the term of this Agreement beginning the quarter ending December 31, 1997:

           Quarter                    Amount

     January 1 to March 31           $10,000
     April 1 to June 30              $25,000
     July 1 to September 30          $25,000
     October 1 to December 31        $25,000

     The Borrower shall pay any deficiency between the Minimum Interest
Charge and the amount of interest otherwise calculated under Section 2.2(a) on the date and in the manner provided in Section 2.4.

     (c) Default Interest Rate. At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective for any periods designated by the Lender from time to time during that Default Period.

     (d) Participations. If any Person shall acquire a participation in the Advances under this Agreement, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under Section 2.2(a), along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than the Floating Rate, or otherwise elects to accept less than its prorata share of such fees, charges and other amounts due under this Agreement.

     (e) Usury. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between the Borrower and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by the usury laws of the State of Colorado. If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the applicable limits imposed by the usury laws of the State of Colorado, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by the usury laws of the State of Colorado, in compliance with the desires of the Borrower and the Lender. This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between the Borrower and the Lender, or their successors and assigns.

     Section 2.3 Fees.

     (a) Origination Fee. The Borrower hereby agrees to pay the Lender a fully earned and non-refundable origination fee of $50,000, due and payable upon the execution of this Agreement.

     (b) Unused Line Fee. For the purposes of this Section 2.3(b), "Unused Amount" means the Maximum Line reduced by outstanding Revolving Advances. The Borrower agrees to pay to the Lender an unused line fee at the rate of one-quarter percent (0.25%) per annum on the average daily Unused Amount from the date of this Agreement to and including the Termination Date, due and payable monthly in arrears on the first day of the month and on the Termination Date.

     (c) Audit Fees. The Borrower hereby agrees to pay the Lender, on demand, audit fees in connection with any audits, appraisals or inspections conducted by or for the Lender of any Collateral or the Borrower's operations or business at the rates established from time to time by the Lender as its audit fees (which fees are currently $60 per hour per auditor), together with all actual out-of-pocket costs, fees and expenses incurred in conducting any such audit, appraisal or inspection.

     Section 2.4 Computation of Interest and Fees; When Interest Due and Payable. Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days. Interest shall be payable in arrears on the first day of each month and on the Termination Date.

     Section 2.5 Capital Adequacy.

     If any Related Lender determines at any time that its Return has been reduced as a result of any Rule Change, such Related Lender may require the Borrower to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.5:

     (a) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

     (b) "Related Lender" includes (but is not limited to) the Lender, any parent corporation of the Lender and any assignee of any interest of the Lender hereunder and any participant in the loans made hereunder.

     (c) "Return," for any period, means the return as determined by a Related Lender on the Advances based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect and amounts received or receivable under this Agreement or the Notes with respect to any Advance. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

     (d) "Rule Change" means any change in any Capital Adequacy Rule occurring after the date of this Agreement, but the term does not include any changes in applicable requirements that at the Closing Date are scheduled to take place under the existing Capital Adequacy Rules or any increases in the capital that any Related Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the financial condition of such Related Lender.

     The Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this Section 2.5. Certificates of any Related Lender sent to the Borrower from time to time claiming compensation under this
Section 2.5, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Related Lender hereunder to restore its Return shall be conclusive absent manifest error. In determining such amounts, the Related Lender may use any reasonable averaging and attribution methods. Notwithstanding any provision of this Agreement to the contrary, if the Lender requires the Borrower to make any payments pursuant to this Section 2.5, the Borrower may prepay the Advances in whole, but not in part, and terminate the Commitment upon 30 days' prior written notice to the Lender without penalty or premium.

     Section 2.6 Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by the Borrower. Except as otherwise provided herein, the Borrower may prepay the Revolving Advances in whole at any time or from time to time in part. The Borrower may terminate the Credit Facility or reduce the Maximum Line at any time if it (i) gives the Lender at least 30 days' prior written notice and (ii) pays the Lender the prepayment, termination or line reduction fees in accordance with Section 2.7. Any reduction in the Maximum Line must be in an amount not less than $500,000 or an integral multiple thereof. If the Borrower reduces the Maximum Line to zero, all Obligations shall be immediately due and payable. Upon termination of the Credit Facility and payment and performance of all Obligations, the Lender shall release or terminate the Security Interest and the Security Documents to which the Borrower is entitled by law.

     Section 2.7 Termination, Line Reduction and Prepayment Fees; Waiver of Termination, Prepayment and Line Reduction Fees.

     (a) Termination and Line Reduction Fees. If the Credit Facility is terminated for any reason as of a date other than the Maturity Date, or the Borrower reduces the Maximum Line, the Borrower shall pay the Lender a fee in an amount equal to a percentage of the Maximum Line (or the reduction, as the case may be) as follows: (i) two percent (2%) if the termination or reduction occurs on or before June 30, 1998; and (ii) one percent (1%) if the termination or reduction occurs after June 30, 1998.

     (b) Waiver of Termination and Line Reduction Fees. The Borrower will not be required to pay the termination or line reduction fees otherwise due under this Section 2.7 if such termination or line reduction is made (i) using increased cash flow generated from the Borrower's operations, (ii) by refinancing of the Borrower by an affiliate of the Lender, or (iii) if following the termination, the Borrower does not obtain debt financing for working capital purposes from any other source for a period of at least six months.

     Section 2.8 Mandatory Prepayment. Without notice or demand, if the outstanding principal balance of the Revolving Advances shall at any time exceed the Borrowing Base, the Borrower shall immediately prepay the Revolving Advances to the extent necessary to eliminate such excess. Any payment received by the Lender under this Section 2.8 or under Section 2.6 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

     Section 2.9 Payment. All payments to the Lender shall be made in immediately available funds and shall be applied to the Obligations upon receipt by the Lender. The Lender may hold all payments not constituting immediately available funds for a maximum of three (3) days before applying them to the Obligations. Notwithstanding anything in Section 2.1, the Borrower hereby authorizes the Lender, in its discretion at any time or from time to time without the Borrower's request and even if the conditions set forth in
Section 4.2 would not be satisfied, to make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable.

     Section 2.10 Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

     Section 2.11 Use of Proceeds. The Borrower shall use the proceeds of Advances in accordance with Schedule 2.11.

     Section 2.12 Liability Records. The Lender may maintain from time to time, at its discretion, liability records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. Upon the Lender's demand, the Borrower will admit and certify in writing the exact principal balance of the Obligations that the Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless the Borrower gives the Lender specific written notice of exception within 30 days after receipt.

                                ARTICLE III
                     Security Interest; Occupancy; Setoff

     Section 3.1 Grant of Security Interest. The Borrower hereby pledges, assigns and grants to the Lender a security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations.

     Section 3.2 Notification of Account Debtors and Other Obligors. The Lender may at any time (whether or not a Default Period then exists) notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as the Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

     Section 3.3 Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

     Section 3.4 Occupancy.

     (a) The Borrower hereby irrevocably grants to the Lender the right to take possession of the Premises at any time during a Default Period.

     (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

     (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Commitment, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

     (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

     Section 3.5 License. The Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

     Section 3.6 Financing Statement. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

     Name and address of Debtor:

     Fleischli Oil Company, Inc.
     2350 West Lincoln Way
     P.O. Box 487
     Cheyenne, Wyoming 82003

     Federal Tax Identification No. 83-0206526

     Name and address of Secured Party:

     Norwest Business Credit, Inc.
     1740 Broadway
     Denver, Colorado 80274-8625
     Federal Tax Identification No. 41-1237652

     Section 3.7 Setoff. The Borrower agrees that the Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Obligation, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.

                                  ARTICLE IV
                            Conditions of Lending

     Section 4.1 Conditions Precedent to the Initial Revolving Advance. The Lender's obligation to make the initial Revolving Advance hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

     (a)  This Agreement, properly executed by the Borrower.

     (b)  The Note, properly executed by the Borrower.

     (c) For all locations listed on Exhibit D, a true and correct copy of any and all leases pursuant to which the Borrower is leasing such Premises, together with a landlord's disclaimer and consent with respect to each such lease.

     (d) For all locations listed on Exhibit D, a true and correct copy of any and all mortgages pursuant to which the Borrower has mortgaged such Premises, together with a mortgagee's disclaimer and consent with respect to each such mortgage.

     (e) The Collateral Account Agreement, properly executed by the Borrower and Norwest Bank Colorado, National Association.

     (f) The Lockbox Agreement, properly executed by the Borrower and Norwest Bank Colorado, National Association.

     (g) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower, (ii) no financing statements have been filed and remain in effect against the Borrower except those financing statements relating to Permitted Liens or to liens held by Persons who have agreed in writing that upon receipt of proceeds of the Advances, they will deliver UCC releases and/or terminations satisfactory to the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

     (h) A certificate of the Borrower's secretary or assistant secretary certifying as to (i) the resolutions of the Borrower's directors and if required, shareholders, authorizing the execution, delivery and performance of the Loan Documents, (ii) the Borrower's articles of incorporation and bylaws, and (iii) the signatures of the Borrower's officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on the Borrower's behalf.

     (i) A current certificate issued by the Secretary of State of Wyoming, certifying that the Borrower is in compliance with all applicable organizational requirements of the State of Wyoming.

     (j) Evidence that the Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

     (k) A certificate of an officer of the Borrower confirming to the best of his knowledge, in his personal capacity, the representations and warranties set forth in Article V.

     (l)  An opinion of counsel to the Borrower, addressed to the Lender.

     (m) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

     (n) A separate guaranty, properly executed by each Guarantor, pursuant to which each Guarantor unconditionally guarantees the full and prompt payment of all Obligations to the extent of each such guaranty.

     (o) A waiver of interest, properly executed by the spouse of the Individual Guarantor, waiving any and all interest such spouse may have in the assets disclosed to the Lender in the financial statements of the Individual Guarantor and in any future earnings or assets acquired by the Individual Guarantor.

     (p) A certificate of the secretary or assistant secretary of Meteor Industries, Inc. certifying as to (i) the resolutions of the directors and, if required, shareholders, of that company authorizing the execution, delivery and performance of the guaranty executed and delivered to the Lender by it;
(ii) the company's articles of incorporation and bylaws; and (iii) the signatures of the officer or agents authorized to execute and deliver such guaranty on behalf of such company.

     (q) An opinion of counsel to Meteor Industries, Inc., addressed to the Lender.

     (r) Payment of the fees, costs and expenses due through the date of the initial Advance under Section 2.3 and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 9.6, including all legal expenses incurred through the date of this Agreement.

     (s) A letter addressed to the Lender executed by the Organizational Guarantor and by Graves Oil & Butane Co., Inc. ("Graves"), certifying that Graves owes the Organizational Guarantor no more than $400,000.

     (t) A letter addressed to the Lender executed by the Organizational Guarantor and by Hillger Oil Company ("Hillger"), certifying that Hillger owes no amount of money to the Organizational Guarantor.

     (u) Such other documents as the Lender in its sole discretion may require.

     Section 4.2 Conditions Precedent to All Advances. The Lender's obligation to make each Advance shall be subject to the further conditions precedent that on such date:

     (a) the representations and warranties contained in Article V are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

     (b) no event has occurred and is continuing, or would result from such Advance which constitutes a Default or an Event of Default.

                                    ARTICLE V
                       Representations and Warranties

     The Borrower represents and warrants to the Lender as follows:

     Section 5.1 Corporate Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Tax Identification Number. The Borrower is a corporation , duly organized, validly existing and in good standing under the laws of the State of Wyoming and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. No dissolution or termination of the Borrower has occurred, and no notice of dissolution or articles of termination have been filed with respect to the Borrower. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its existence, the Borrower has done business solely under the names set forth in Schedule 5.1 hereto. The Borrower's chief executive office and principal place of business is located at the address set forth in Schedule 5.1 hereto, and all of the Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations set forth in Schedule 5.1 hereto. The Borrower's tax identification number is correctly set forth in Section 3.6 hereto.

     Section 5.2 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrower's shareholders; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrower's articles of incorporation and bylaws; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

     Section 5.3 Legal Agreements. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

     Section 5.4 Subsidiaries. The Borrower has no Subsidiaries.

     Section 5.5 Financial Condition; No Adverse Change. The Borrower has heretofore furnished to the Lender audited financial statements as of February 28, 1997 and unaudited financial statements for the fiscal year-to-date period ended May 31, 1997 and those statements fairly present the Borrower's financial condition on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the Borrower's business, properties or condition (financial or otherwise).

     Section 5.6 Litigation. There are no actions, suits or proceedings pending or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Affiliates or the properties of the Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Affiliates, would have a material adverse effect on the financial condition, properties or operations of the Borrower or any of its Affiliates.

     Section 5.7 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     Section 5.8 Taxes. The Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower or any Affiliate, as the case may be, are required to be filed, and the Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

     Section 5.9 Titles and Liens. The Borrower has good and absolute title to all Collateral described in the collateral reports provided to the Lender and all other Collateral, properties and assets reflected in the latest financial statements referred to in Section 5.5 and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances, except for Permitted Liens. No financing statement naming the Borrower as debtor is on file in any office except to perfect only Permitted Liens.

     Section 5.10 Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any of its Affiliates maintains or has maintained any Plan. Neither the Borrower nor any Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. Neither the Borrower nor any of its Affiliates has:

     (a)  Any accumulated funding deficiency within the meaning of ERISA; or

     (b) Any liability or knows of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).

     Section 5.11 Default. The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the Borrower's financial condition, properties or operations.

     Section 5.12 Environmental Matters.

     (a) Definitions. As used in this Agreement, the following terms shall have the following meanings:

     (i) "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

     (ii) "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

     (b) Except as disclosed in Schedule 5.12, to the Borrower's best knowledge, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any liability or obligation for either the Borrower or the Lender under common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such liability.

     (c) Except as disclosed in Schedule 5.12, to the Borrower's best knowledge, the Borrower has not disposed of Hazardous Substances in such a manner as to create any liability under any Environmental Law.

     (d) Except as disclosed in Schedule 5.12, there are not and there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises or the Borrower, alleging liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the Borrower's best knowledge, no such matter is threatened or impending.

     (e) Except as disclosed in Schedule 5.12, to the Borrower's best knowledge, the Borrower's businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrower's possession and are in full force and effect. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

     (f) Except as disclosed in Schedule 5.12, to the Borrower's best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

     (g) The Borrower has delivered to Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or Borrower's businesses.

     Section 5.13 Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

     Section 5.14 Financing Statements. The Borrower has provided to the Lender signed financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. To the best of Borrower's knowledge, when such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

     Section 5.15 Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Security Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

     Section 5.16 Financial Solvency. Both before and after giving effect to the acquisition of the common stock of the Borrower by Meteor Industries, Inc. and all of the transactions contemplated in the Loan Documents, none of the Borrower or its Affiliates:

     (a)  was or will be insolvent, as that term is used and defined in
Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act;

     (b) has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of the Borrower or such Affiliate are unreasonably small;

     (c) by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature;

     (d) by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and

     (e) at this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law any jurisdiction, nor, to the best knowledge of the Borrower, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.

                                 ARTICLE VI
                       Borrower's Affirmative Covenants

     So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

     Section 6.1 Reporting Requirements. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

     (a) as soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower and the Organizational Guarantor, audited financial statements of the Borrower and the Organizational Guarantor with the unqualified opinion of independent certified public accountants selected by the Borrower or the Organizational Guarantor, as the case may be, and reasonably acceptable to the Lender, which annual financial statements shall include the balance sheet of the Borrower or the Organizational Guarantor, as the case may be, as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of the Borrower or the Organizational Guarantor, as the case may be, for the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP (provided, however, that the Borrower may satisfy the above requirements by delivering to the Lender audited consolidated financial statements for the Organizational Guarantor and unaudited financial statements showing the Borrower's performance independent from that of the Organizational Guarantor, which statements must meet all of the requirements of this Section 6.1(a) other than the requirement that such statements be audited) together with, in the case of the Borrower, (i) a report signed by such accountants stating that in making the investigations necessary for said review they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.12 through 6.15 and 7.10 hereof; and (ii) a certificate of the Borrower's chief financial officer stating that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices applied in the financial statements referred to in Section 5.5 hereof and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

     (b) as soon as available and in any event within 25 days after the end of each month, an unaudited/internal balance sheet and statements of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of the Borrower's chief financial officer, substantially in the form of Exhibit B hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly represent the Borrower's financial position and the results of its operations, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.13, 6.14, and 7.10;

     (c) within 15 days after the end of each month, agings of the Borrower's accounts receivable and its accounts payable, an inventory certification report, and a calculation of the Borrower's Accounts, Eligible Accounts, Inventory and Eligible Inventory as at the end of such month or shorter time period;

     (d) at least 30 days before the beginning of each fiscal year of the Borrower, the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the Borrower's good faith projections and certified by the Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require;

     (e) each Banking Day, an assignment, sales, and collection report certified by the chief financial officer or other responsible financial officer of the Borrower, which report shall include notice of (i) any disputes or claims by customers of the Borrower, (ii) any goods returned to or recovered by the Borrower, and (iii) any change in the persons constituting the officers or directors of the Borrower.

     (f) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower of the type described in Section 5.12 or which seek a monetary recovery against the Borrower in excess of $25,000;

     (g) as promptly as practicable (but in any event not later than five business days) after an officer of the Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such breach, default or event;

     (h) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the Borrower's chief financial officer setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

     (i) as soon as possible, and in any event within 10 days after the Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of the Borrower's chief financial officer setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

     (j) promptly upon knowledge thereof, notice of (i) any disputes or claims by the Borrower's customers exceeding $25,000 individually or $50,000 in the aggregate during any fiscal year; (ii) credit memos; (iii) any goods returned to or recovered by the Borrower; and (iv) any change in the persons constituting the Borrower's officers and directors;

     (k) promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or other collateral covered by the Security Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof;

     (l) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its stockholders;

     (m) promptly after the sending or filing thereof, copies of all regular and periodic reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange;

     (n) promptly upon knowledge thereof, notice of the Borrower's violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect the Borrower's business or its financial condition;

     (o) promptly upon payment thereof, evidence of payment of any gasoline or special fuels taxes;

     (p) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request; and

     (q) as soon as available, and in any event by not later than February 28 of each year, an updated personal financial statement of each Individual Guarantor as at December 31 of the previous year.

     Section 6.2 Books and Records; Inspection and Examination. The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the Borrower's affairs with any of its directors, officers, employees or agents. The Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine, inspect or have appraised any Collateral, other collateral covered by the Security Documents or any other property of the Borrower at any time during ordinary business hours.

     Section 6.3 Account Verification. The Lender may at any time and from time to time send or require the Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

     Section 6.4 Compliance with Laws.

     (a) The Borrower will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

     (b) Without limiting the foregoing undertakings, the Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any liability or obligation under the common law of any jurisdiction or any Environmental Law.

     Section 6.5 Payment of Taxes and Other Claims. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

     Section 6.6 Maintenance of Properties.

     (a) The Borrower will keep and maintain the Collateral, the other collateral covered by the Security Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Lender's judgment, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender.

     (b) The Borrower will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.

     (c) The Borrower will keep all Collateral and other collateral covered by the Security Documents free and clear of all security interests, liens and encumbrances except Permitted Liens.

     Section 6.7 Insurance. The Borrower will obtain and at all times maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. Without limiting the generality of the foregoing, the Borrower will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit acceptable to the Lender. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

     Section 6.8 Preservation of Existence. The Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

     Section 6.9 Delivery of Instruments, etc. Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by the Borrower.

     Section 6.10 Lockbox. The Borrower shall irrevocably direct all present and future Account debtors and other Persons obligated to make payments on Receivables to make such payments directly to a special lockbox (the "Lockbox") under the Lender's control.

     (a) All of the Borrower's invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Receivable or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Lockbox and shall include the Lockbox address. All payments received in the Lockbox shall be processed to the Collateral Account.

     (b) The Borrower agrees to deposit in the Collateral Account or, at the Lender's option, to deliver to the Lender all collections on Receivables and all other proceeds of Collateral, which the Borrower may receive directly notwithstanding its direction to Account debtors and other obligors to make payments to the Lockbox, immediately upon receipt thereof, in the form received, except for the Borrower's endorsement when deemed necessary. Until delivered to the Lender or deposited in the Collateral Account, the Borrower shall hold all proceeds or collections of Collateral in trust for and as the property of the Lender and shall not commingle them with any other funds or property of the Borrower. All such collections shall constitute proceeds of Collateral and shall not constitute payment of any Obligation.

     Section 6.11 Collateral Account.

     (a) If, notwithstanding the instructions to debtors to make payments to the Lockbox, the Borrower receives any payments on Receivables, the Borrower shall deposit such payments into the Collateral Account. Until so deposited, the Borrower shall hold all such payments in trust for and as the property of the Lender and shall not commingle such payments with any of its other funds or property.

     (b) Amounts deposited in the Collateral Account shall not bear interest and shall not be subject to withdrawal by the Borrower, except after full payment and discharge of all Obligations.

     (c) All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations. The Lender from time to time at its discretion may, after allowing two Banking Days, apply deposited funds in the Collateral Account to the payment of the Obligations, in any order or manner of application satisfactory to the Lender, by transferring such funds to the Lender's general account.

     (d) All items deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrower's commercial account or other account. The Borrower shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrower.

     Section 6.12 Performance by the Lender. If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this
Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Sections 6.5, 6.7 and 6.11, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Floating Rate. To facilitate the Lender's performance or observance of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as the Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section 6.12.

     Section 6.13 Minimum Book Net Worth. The Borrower will maintain, at the end of each month listed below, its Book Net Worth at an amount not less than the amount set forth opposite such month:

           Month                  Minimum Book Net Worth
           July 1997              $3,795,000
           August 1997             3,835,000
           September 1997          3,900,000
           October 1997            3,975,000
           November 1997           3,950,000
           December 1997           3,950,000
           January 1998            3,915,000
           February 1998           3,850,000
           March 1998              3,895,000
           April 1998              3,895,000
           May 1998                3,925,000
           June 1998               3,975,000
           July 1998               4,015,000
           August 1998             4,050,000
           September 1998          4,135,000
           October 1998            4,235,000
           November 1998           4,175,000
           December 1998 and
            each month thereafter  4,110,000

If at any time the Borrower shall receive any additional equity from any source other than the Borrower's earnings, the Minimum Book Net Worth covenant for that date and for each date thereafter shall be increased by the amount of such additional equity received.

Section 6.14 Minimum Net Income. The Borrower will achieve during each period described below, Net Income of not less than the amount set forth opposite such period:

                  Period                           Minimum Net Income
      Two months ended September 30, 1997           $       0
      Five months ended December 31, 1997              55,000
      Three months ended March 31, 1998              (184,000)
      Six months ended June 30, 1998                  (82,000)
      Nine months ended September 30, 1998             72,000
      Twelve months ended December 31, 1998            50,000

     Section 6.15 New Covenants. On or before April 30, 1999, the Borrower and the Lender shall agree on new covenant levels for Sections 6.13, 6.14, and 7.10 for periods after December 31, 1998. The new covenant levels will be based on the Borrower's projections for such periods and shall be no less stringent than the present levels.

                                 ARTICLE VII
                              Negative Covenants

     So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower agrees that, without the Lender's prior written consent:

     Section 7.1 Liens. The Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

     (a) in the case of any of the Borrower's property which is not Collateral or other collateral described in the Security Documents, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower's business or operations as presently conducted;

     (b) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in Schedule 7.1 hereto, securing indebtedness for borrowed money permitted under Section 7.2;

     (c) the Security Interest and liens and security interests created by the Security Documents; and

     (d) purchase money security interests relating to the acquisition of machinery and equipment of the Borrower not exceeding the lesser of cost or fair market value thereof so long as no Default Period is then in existence and none would exist immediately after such acquisition.

     Section 7.2 Indebtedness. The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrower's behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

     (a)  indebtedness arising hereunder;

     (b) indebtedness of the Borrower in existence on the date hereof and listed in Schedule 7.2 hereto; and

     (c)  indebtedness relating to liens permitted in accordance with
Section 7.1.

     In addition, the Borrower will not make any payment on any indebtedness owed to any Person other than the Lender other than scheduled payments of principal and interest in accordance with the schedules attached to Schedule
7.2 hereto.

     Section 7.3 Guaranties. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

     (a) the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; and

     (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 7.2 hereto.

     Section 7.4 Investments and Subsidiaries.

     (a) The Borrower will not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except:

     (i) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

     (ii) travel advances or loans to the Borrower's officers and employees not exceeding at any one time an aggregate of $5,000; and

     (iii) advances in the form of progress payments, prepaid rent or security deposits.

     (b)  The Borrower will not create or permit to exist any Subsidiary.

     Section 7.5 Dividends. The Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly.

     Section 7.6 Sale or Transfer of Assets; Suspension of Business Operations. The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. The Borrower will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

     Section 7.7 Consolidation and Merger; Asset Acquisitions. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

     Section 7.8 Sale and Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

     Section 7.9 Restrictions on Nature of Business. The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

     Section 7.10 Capital Expenditures. The Borrower will not incur or contract to incur Capital Expenditures of more than $450,000 in the aggregate during the remainder of its fiscal year ending December 31, 1997, or of more than $850,000 in the aggregate during any fiscal year.

     Section 7.11 Accounting. The Borrower will not adopt any material change in accounting principles other than as required by GAAP. The Borrower will not adopt, permit or consent to any change in its fiscal year.

     Section 7.12 Discounts, etc. The Borrower will not, after notice from the Lender, grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold, or at any time (whether before or after notice from the Lender) modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of the Borrower.

     Section 7.13 Defined Benefit Pension Plans. The Borrower will not adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 5.10.

     Section 7.14 Other Defaults. The Borrower will not permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon the Borrower.

     Section 7.15 Place of Business; Name. The Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Borrower will not change its name.

     Section 7.16 Organizational Documents. The Borrower will not amend its articles of incorporation and bylaws. The Borrower will not become an S Corporation within the meaning of the Internal Revenue Code of 1986, as amended.

     Section 7.17 Salaries. The Borrower will not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or increase the salary, bonus, commissions, consultant fees or other compensation of any directors, shareholders or consultants, or any member of their families, by more than 10% in any fiscal year, either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment; provided, however, that the above 10% restriction shall not apply to directors Robert Jensen and Paul Greaves.

     Section 7.18 Change in Ownership. The Borrower will not issue or sell any stock of the Borrower so as to change the percentage of voting and non-voting stock owned by each of the Borrower's shareholders, and the Borrower will not permit or suffer to occur the sale, transfer, assignment, pledge or other disposition of any or all of the issued and outstanding shares of stock of the Borrower. Notwithstanding the foregoing, the Borrower may issue or sell shares of its stock in a public or private offering provided that after the sale or issuance of its stock in such an offer,

     (i)  at least 51% of such stock is owned by the Corporate Guarantor;
and

     (ii) Edward J. Names and Dennis Staal continue to manage the day-to-day affairs of the Corporate Guarantor.

                                ARTICLE VIII
                     Events of Default, Rights and Remedies

     Section 8.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events:

     (a) Default in the payment of the Obligations when they become due and payable;

     (b) Default in the payment of any fees, commissions, costs or expenses required to be paid by the Borrower under this Agreement;

     (c) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement;

     (d) The Borrower or any Guarantor shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or such Guarantor, as the case may be; or the Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any such Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Guarantor;

     (e) A petition shall be filed by or against the Borrower or any Guarantor under the United States Bankruptcy Code naming the Borrower or such Guarantor as debtor;

     (f) Any representation or warranty made by the Borrower in this Agreement, by any Guarantor in any guaranty delivered to the Lender, or by the Borrower (or any of its officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective;

     (g) The rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of $25,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

     (h) A default under any bond, debenture, note or other evidence of indebtedness of the Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any of the Premises, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease;

     (i) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or the Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or the Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on the Borrower's assets in favor of the Plan;

     (j) An event of default shall occur under any Security Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of the Borrower hereunder or under any note;

     (k) The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the Lender's prior written consent;

     (l) The Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued;

     (m) Default in the payment of any amount owed by the Borrower to the Lender other than any indebtedness arising hereunder;

     (n) Any Guarantor shall repudiate, purport to revoke or fail to perform any such Guarantor's obligations under such Guarantor's guaranty in favor of the Lender, any individual Guarantor shall die or any other Guarantor shall cease to exist; or

     (o) Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender.

     Section 8.2 Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

     (a) the Lender may, by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

     (b) the Lender may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrower hereby expressly waives;

     (c) the Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Obligations;

     (d) the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

     (e) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

     (f) the Lender may exercise any other rights and remedies available to it by law or agreement.

     Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsections (d) or (e) of Section 8.1, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

     Section 8.3 Certain Notices. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9.3) at least ten calendar days before the date of intended disposition or other action.

                                ARTICLE IX
                              Miscellaneous

     Section 9.1 No Waiver; Cumulative Remedies. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     Section 9.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     Section 9.3 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below:

     If to the Borrower:

     Fleischli Oil Company, Inc.
     c/o Meteor Industries, Inc.
     216 Sixteenth Street, Suite 730
     Denver, Colorado 80202
     Telecopier:  303-572-1803
     Attention: Edward J. Names

     If to the Lender:

     Norwest Business Credit, Inc.
     1740 Broadway
     Denver, Colorado 80274-8625
     Telecopier:  303/863-4904
     Attention: Pamela Klempel

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or
(d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender.

     Section 9.4 Further Documents. The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that the Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

     Section 9.5 Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

     Section 9.6 Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses, including (without limitation) attorneys' fees incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

     Section 9.7 Indemnity. In addition to the payment of expenses pursuant to Section 9.6, the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

     (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

     (ii) any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.12 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.4(b); and

     (iii) any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances.

     If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this Section 9.7 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder.

     Section 9.8 Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

     Section 9.9 Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     Section 9.10 Binding Effect; Assignment; Complete Agreement; Exchanging Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding the Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, Norwest Corporation, and all direct and indirect subsidiaries of Norwest Corporation, may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

     Section 9.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     Section 9.12 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 9.13 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient; (iii) agree that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents shall be venued in either the District Court of the City and County of Denver, Colorado, or the United States District Court, District of Colorado; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

NORWEST BUSINESS CREDIT, INC.

By /s/ Pamela Klempel
   Pamela Klempel
   Its Assistant Vice President

FLEISCHLI OIL COMPANY, INC.

By /s/ Dennis R. Staal
   Dennis R. Staal
   Its Treasurer

                     Table of Exhibits and Schedules

Exhibit A          Form of Revolving Note
Exhibit B          Compliance Certificate
Exhibit C          Premises
Exhibit D          Eligible Inventory Locations
                           ___________________

Schedule 2.11      Sources and Uses of Funds
Schedule 5.1       Trade Names, Chief Executive Office, Principal
                   Place of Business, and Locations of Collateral
Schedule 5.12      Hazardous Substances Matters
Schedule 7.1       Permitted Liens
Schedule 7.2       Permitted Indebtedness and Guaranties

Exhibit A to Credit and Security Agreement

                            REVOLVING NOTE

$5,000,000                                            Denver, Colorado
                                                      August 13, 1997

     For value received, the undersigned, FLEISCHLI OIL COMPANY, INC., a Wyoming corporation (the "Borrower"), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Million Dollars ($5,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                              FLEISCHLI OIL COMPANY, INC.

                              By /s/ Dennis R. Staal
                                 Dennis R. Staal
                                 Its Treasurer

Exhibit B to Credit and Security Agreement

                              Compliance Certificate

To:       Pamela Klempel
          Norwest Business Credit, Inc.

Date:     __________________, 199___

Subject:  Fleischli Oil Company, Inc.

Financial Statements

     In accordance with our Credit and Security Agreement dated as of August 13, 1997 (the "Credit Agreement"), attached are the financial statements of Fleischli Oil Company, Inc. (the "Borrower") as of and for ________________, 19___ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

     I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition and the results of its operations as of the date thereof.

     Events of Default. (Check one):

     - The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

     - The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

     I hereby certify to the Lender as follows:

     - The Reporting Date does not mark the end of one of the Borrower's fiscal quarters, hence I am completing only paragraphs 1 and 3 below.

     - The Reporting Date marks the end of one of the Borrower's fiscal quarters, hence I am completing all paragraphs below.

     - The Reporting Date marks the end of the Borrower's fiscal year, hence I am completing all paragraphs below.

Financial Covenants. I further hereby certify as follows:

     1. Minimum Book Net Worth. Pursuant to Section 6.13 of the Credit Agreement, as of the Reporting Date, the Borrower's Book Net Worth was $____________ which satisfies/does not satisfy the requirement that such amount be not less than $_____________ on the Reporting Date as set forth in table below (as such table may be modified in accordance with Section 6.13):

            Month                           Minimum Book Net Worth

            July 1997                       $3,795,000
            August 1997                      3,835,000
            September 1997                   3,900,000
            October 1997                     3,975,000
            November 1997                    3,950,000
            December 1997                    3,950,000
            January 1998                     3,915,000
            February 1998                    3,850,000
            March 1998                       3,895,000
            April 1998                       3,895,000
            May 1998                         3,925,000
            June 1998                        3,975,000
            July 1998                        4,015,000
            August 1998                      4,050,000
            September 1998                   4,135,000
            October 1998                     4,235,000
            November 1998                    4,175,000
            December 1998 and each
              month thereafter               4,110,000

     2. Minimum Net Income. Pursuant to Section 6.14 of the Credit Agreement, the Borrower's Net Income for the period ending on the Reporting Date was $____________, which satisfies/does not satisfy the requirement that such amount be not less than $_____________ during such period as set forth in table below:

              Period                         Minimum Net Income
    Two months ended September 30, 1997      $       0
    Five months ended December 31, 1997         55,000
    Three months ended March 31, 1998         (184,000)
    Six months ended June 30, 1998             (82,000)
    Nine months ended September 30, 1998        72,000
    Twelve months ended December 31, 1998       50,000

     3. Capital Expenditures. Pursuant to Section 7.10 of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrower has expended or contracted to expend, for Capital Expenditures, $__________________ in the aggregate, which satisfies/does not satisfy the requirement that such expenditures not exceed $_________________ in the aggregate during such year.

     4. Salaries. As of the Reporting Date, the Borrower is/is not in compliance with Section 7.17 of the Credit Agreement concerning salaries.

     Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                                FLEISCHLI OIL COMPANY, INC.

                                By /s/ Dennis R. Staal
                                Its    Treasurer

Exhibit C to Credit and Security Agreement

                                   Premises

The Premises referred to in the Credit and Security Agreement are described as follows:

Administrative Headquarters:
2350 Lincolnway
Cheyenne, Wyoming 82001

Cheyenne Location:
2302 Lincolnway
Cheyenne, Wyoming 82001

Casper Location #1:
6000 E. Yellowstone
Evansville, Wyoming 82636

Casper Location #2:
515 Walnut
Casper, Wyoming 82601

Casper Location #3:
6050 E. Yellowstone
Evansville, Wyoming 82636

Gillette Location:
3002 Conestoga
Gillette, Wyoming 82718

Craig Location:
666 West 1st Street
Craig, Colorado 80625

Denver Location:
6395 E. 80th Avenue
DuPont, Colorado 80002

Rock Springs Location:
151 N. Industrial Drive
Rock Springs, Wyoming 82901

Carlin Location:
923 Spruce Street
Carlin, Nevada 89822

Beowawe Location:
_____________________
Beowawe, Nevada ____________

Exhibit D to Credit and Security Agreement

                          Eligible Inventory Premises

The Premises where Eligible Inventory may be located are described as follows:

Administrative Headquarters:
2350 Lincolnway
Cheyenne, Wyoming 82001

Cheyenne Location:
2302 Lincolnway
Cheyenne, Wyoming 82001

Casper Location #1:
6000 E. Yellowstone
Evansville, Wyoming 82636

Casper Location #2:
515 Walnut
Casper, Wyoming 82601

Rock Springs Location:
151 N. Industrial Drive
Rock Springs, Wyoming 82901

Denver Location:
6395 E. 80th Avenue
DuPont, Colorado 80002

Beowawe Location:
_____________________
Beowawe, Nevada ____________
Carlin Location:
923 Spruce Street
Carlin, Nevada 89822

Schedule 2.11 to Credit and Security Agreement

                               Uses of Funds

To pay off the American National Bank revolving line of credit and one of two term loans; for ongoing working capital purposes; and for acquisition financing as may be approved from time to time by the Lender in its sole discretion.

Schedule 5.1 to Credit and Security Agreement

             Trade Names, Chief Executive Office, Principal Place
                  of Business, and Locations of Collateral

Trade Names:

     Trailblazer Oil Co.

Chief Executive Office/Principal Place of Business

     Fleischli Oil Company, Inc.
     2350 West Lincoln Way
     P.O. Box 487
     Cheyenne, Wyoming 82003

Other Inventory and Equipment Locations:

     None

Schedule 5.12 to Credit and Security Agreement

Hazardous Substances on Premises:

Disposal of Hazardous Substances:

Requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation:

Listings in National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, etc.:

Schedule 7.1 to Credit and Security Agreement

                               Permitted Liens

Creditor          Collateral        Jurisdiction   Filing Date    Filing No.

Century           2 Bulk Grease     Sweetwater     11/1/96        U227908
Lubricants Co.    Tanks             County, WY

Caterpillar       1 Caterpillar     Laramie        12/7/92        U424309
Financial         Lift Truck        County, WY
Services Corp.

Norwest Equip-    Various pieces    Laramie        12/20/93       U506165
ment Finance,     of computer       County, WY
Inc.              equipment

Key Corp Leasing  1 Polar, 1 FET    Laramie        10/9/95        U529904
                                    County, WY

Key Corp Leasing  1 Polar, 1 FET    Laramie        10/17/95       U530211
                                    County, WY

Key Corp Leasing  New 1996          Laramie        11/8/95        U530976
                  Freightliner      County, WY

Key Corp Leasing  New 1996          Laramie        11/17/95       U531268
                  Freightliner      County, WY

Key Corp Leasing  1996, Aluminum    Laramie        11/27/95       U531529
                  Semi Trailer      County, WY

Key Corp Leasing  1996, Aluminum    Laramie        12/11/95       U532036
                  Semi Trailer      County, WY

American Nat-     1 1997 Ford       Laramie        5/1/97         U550518
ional Bank        Expedition        County, WY

American Nat-     1 1997 Chevrolet  Laramie        5/12/97        U550916
ional Bank                          County, WY

American Nat-     1 1997 Chevrolet  Laramie        5/12/97        U550917
ional Bank                          County, WY

Schedule 7.2 to Credit and Security Agreement

                      Permitted Indebtedness and Guaranties

Indebtedness:
                    Principal    Maturity   Monthly
Creditor             Amount        Date     Payment    Collateral

American National   $368,569     11/16/02   $6,259.24  Real Estate located
Bank                                                   at 6000 E.
                                                       Yellowstone,
                                                       Evansville, Natrona
                                                       County, Wyoming

Sun Company, Inc.   $400,000     12/31/06   $4,853.10  None

Guaranties:
                      Amount and Description
Primary Obligor      of Obligation Guaranteed      Beneficiary of Guaranty

                              None